Exhibit 16.1

December 4, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the Registration Statement on Amendment No. 1 to Form F-1 dated December 4, 2025 of Global Development Engineering Company Limited (“Registrant”) and are in agreement with the statements contained under the section of Change in Registrant’s Certifying Accountant as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Your sincerely,

/s/Onestop Assurance PAC

Singapore